SLM Student Loan Trust 2004-5 Quarterly Servicing Report
Report Date: 09/30/2005 Reporting Period: 7/1/05-9/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				06/30/2005	Activity	09/30/2005

A	i	Portfolio Balance			$2,637,718,272.00	$(69,661,931.64)	$2,568,056,340.36
	ii	Interest to be Capitalized			7,042,803.90		6,972,824.47

	iii	Total Pool			$2,644,761,075.90		$2,575,029,164.83

	iv	Specified Reserve Account Balance			6,611,902.69		6,437,572.91
	v	Capitalized Interest			35,000,000.00		0

	vi	Total Adjusted Pool			$2,686,372,978.59		$2,581,466,737.74

B	i	Weighted Average Coupon (WAC)			5.168%		5.153%
	ii	Weighted Average Remaining Term			273.83		273.00
	iii	Number of Loans			119,922		116,969
	iv	Number of Borrowers			77,456		75,216
	v	Aggregate Outstanding Principal Balance — T-Bill			$655,929,260.96		$629,114,461.95
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,988,831,814.94		$1,945,914,702.85

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 7/25/05	Balance 10/25/05

C	i	A-1 Notes	78442GLS3	0.000%	1.00000	$—	$—
	ii	A-2 Notes	78442GLT1	0.030%	1.00000	$382,355,978.59	$277,449,737.74
	iii	A-3 Notes	78442GLU8	0.090%	1.00000	$331,000,000.00	$331,000,000.00
	iv	A-4 Notes	78442GLV6	0.150%	1.00000	$586,010,000.00	$586,010,000.00
	vi	A-5* Notes	XS0194142997	0.080%	1.22260	€300,000,000.00	€300,000,000.00
	vii	A-6* Notes	XS0194143532	0.170%	1.22260	€760,000,000.00	€760,000,000.00
	viii	B Notes	78442GLW4	0.480%	1.00000	$91,051,000.00	$91,051,000.00

	Reserve Account					07/25/2005	10/25/2005

D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)				$—	$—
	iii	Specified Reserve Acct Balance ($)				$6,611,902.69	$6,437,572.91
	iv	Reserve Account Floor Balance ($)				$4,455,445.00	$4,455,445.00
	v	Current Reserve Acct Balance ($)				$6,611,902.69	$6,437,572.91

E	Other Accounts					07/25/2005	10/25/2005

	i	Pre-Funding Account				$—	$—
	ii	Remarketing Fee Account				$—	$—
	iii	Capitalized Interest Account				$35,000,000.00	$—
	iv	Principal Accumulation Account				$—	$—
	v	Supplemental Interest Account				$—	$—
	vi	Investment Reserve Account				$—	$—
	vii	Investment Premium Purchase Account				$—	$—

F	Asset/Liability					07/25/2005	10/25/2005

	i	Total Adjusted Pool				$2,686,372,978.59	$2,581,466,737.74
		Pre-Funding Account Balance				$—	$—
		Total				$2,686,372,978.59	$2,581,466,737.74
	ii	Total USD equivalent Notes				$2,686,372,978.59	$2,581,466,737.74
	iii	Difference				$—	$—
	iv	Parity Ratio				1.00000	1.00000

*	A-5 and A-6 Notes are denominated in Euros

II. 2004-5 Transactions from: 06/30/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$72,596,083.61
	ii	Principal Collections from Guarantor	8,981,379.97
	iii	Principal Reimbursements	(161.86)
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$81,577,301.72

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(8,469.88)
	ii	Capitalized Interest	(11,906,900.20)

	iii	Total Non-Cash Principal Activity	$(11,915,370.08)

C	Student Loan Purchase		$—

D	Total Student Loan Principal Activity		$69,661,931.64

E	Student Loan Interest Activity
	i	Regular Interest Collections	$19,373,722.01
	ii	Interest Claims Received from Guarantors	578,336.01
	iii	Collection Fees/Returned Items	12,370.58
	iv	Late Fee Reimbursements	331,301.65
	v	Interest Reimbursements	13,198.47
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	9,485,528.50
	viii	Subsidy Payments	1,591,192.40

	ix	Total Interest Collections	$31,385,649.62

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,765.30)
	ii	Capitalized Interest	11,906,900.20

	iii	Total Non-Cash Interest Adjustments	$11,905,134.90

G	Total Student Loan Interest Activity		$43,290,784.52

H	Non-Reimbursable Losses During Collection Period		$—

I	Cumulative Non-Reimbursable Losses to Date		$1,116.05

III. 2004-5 Collection Account Activity 06/30/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$32,660,039.91
	ii	Consolidation Principal Payments	48,917,423.67
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(161.86)
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$81,577,301.72

B	Interest Collections
	i	Interest Payments Received	$30,448,496.56
	ii	Consolidation Interest Payments	580,282.36
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	13,198.47
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Return Items	12,370.58
	viii	Late Fees	331,301.65

	ix	Total Interest Collections	$31,385,649.62

C	Other Reimbursements		$473,382.12

D	Reserves In Excess of the Requirement		$174,329.78

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$1,126,604.38

M	Funds Released from Capitalized Interest Account		$35,000,000.00

N	Funds Released from Pre-Funding Account		$—

O	Initial Deposits into Collection Account		$—

	TOTAL AVAILABLE FUNDS		$149,737,267.62

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,183,968.50)
		Consolidation Loan Rebate Fees	$(6,586,913.26)

P	NET AVAILABLE FUNDS		$140,966,385.86

	Servicing Fees Due for Current Period		$1,076,003.65

	Carryover Servicing Fees Due		$—

	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$1,101,003.65

IV. 2004-5 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.129%	5.097%	80,800	76,945	67.377%	65.782%	$1,636,508,901.21	$1,583,366,180.52	62.043%	61.656%
31-60 Days Delinquent	5.667%	5.975%	4,932	3,758	4.113%	3.213%	105,271,292.16	79,470,392.57	3.991%	3.095%
61-90 Days Delinquent	6.032%	6.143%	2,355	2,064	1.964%	1.765%	48,405,088.50	43,457,913.15	1.835%	1.692%
91-120 Days Delinquent	6.469%	5.969%	1,056	1,362	0.881%	1.164%	20,273,867.70	26,813,934.94	0.769%	1.044%
> 120 Days Delinquent	6.782%	6.560%	2,360	2,992	1.968%	2.558%	47,502,225.55	59,778,919.72	1.801%	2.328%

Deferment
Current	4.874%	4.817%	12,390	12,536	10.332%	10.717%	315,427,084.40	309,964,112.32	11.958%	12.070%

Forbearance
Current	5.058%	5.085%	15,629	17,017	13.033%	14.548%	457,165,316.52	459,132,113.16	17.332%	17.879%

TOTAL REPAYMENT	5.165%	5.149%	119,522	116,674	99.666%	99.748%	$2,630,553,776.04	$2,561,983,566.38	99.728%	99.764%
Claims in Process (1)	6.518%	6.566%	399	294	0.333%	0.251%	$7,110,259.08	$6,018,537.10	0.270%	0.234%
Aged Claims Rejected (2)	9.000%	9.000%	1	1	0.001%	0.001%	$54,236.88	$54,236.88	0.002%	0.002%
GRAND TOTAL	5.168%	5.153%	119,922	116,969	100.000%	100.000%	$2,637,718,272.00	$2,568,056,340.36	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-5 Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$31,742,946.00

B	Interest Subsidy Payments Accrued During Collection Period			1,488,105.68

C	SAP Payments Accrued During Collection Period			11,548,490.05

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			1,126,604.38

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Consolidation Loan Rebate Fees			(6,586,913.26)

G	Net Expected Interest Collections			$39,319,232.85

H	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$710,000,000.00

	ii	Libor		3.65000%
	iii	Cap %		6.00000%

	iv	Excess Over Cap ( ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I USD/EUR Interest Rate Swap

	Swap Payments
			JPMorgan Chase Bank,	Swiss Re Financial
			London	Products Corp
			A-5 Swap	A-6 Swap

	SLM Student Loan Trust Pays:
	i	Notional Swap Amount (USD)	$366,780,000	$929,176,000
	ii	3 Month USD-LIBOR	3.65000%	3.65000%
	iii	Spread	0.08830%	0.19610%

	iv	Pay Rate	3.73830%	3.84610%
	v	Gross Swap Payment Due Counterparty	$3,504,008.28	$9,132,798.63
	vi	Days in Period 07/25/05 - 10/25/05	92	92

	Counterparty Pays:
	i	Notional Swap Amount (EUR)	€300,000,000.00	€760,000,000.00
	ii	3 Month EURIBOR	2.12300%	2.12300%
	iii	Spread	0.08000%	0.17000%

	iv	Pay Rate	2.20300%	2.29300%
	v	Gross Swap Receipt Due Paying Agent	€1,688,966.67	€4,453,515.56
	vi	Days in Period 07/25/05 - 10/25/05	92	92

VI. 2004-5 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	—	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.009404444	7/25/05 - 10/25/05	3.68000%	LIBOR

C	Class A-3 Interest Rate	0.009557778	7/25/05 - 10/25/05	3.74000%	LIBOR

D	Class A-4 Interest Rate	0.009711111	7/25/05 - 10/25/05	3.80000%	LIBOR

E	Class A-5 Interest Rate	0.005629889	7/25/05 - 10/25/05	2.20300%	EURIBOR

F	Class A-6 Interest Rate	0.005859889	7/25/05 - 10/25/05	2.29300%	EURIBOR

G	Class B Interest Rate	0.010554444	7/25/05 - 10/25/05	4.13000%	LIBOR

VII. 2004-5 Inputs From Prior Quarter 06/30/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,637,718,272.00
	ii	Interest To Be Capitalized	7,042,803.90

	iii	Total Pool	$2,644,761,075.90
	iv	Specified Reserve Account Balance	6,611,902.69
	v	Capitalized Interest	35,000,000.00

	vi	Total Adjusted Pool	$2,686,372,978.59

B	Total Note and Certificate Factor		0.885126172
C	Total Note Balance		$2,686,372,978.59

D	Note Balance 07/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.000000000	0.855382502	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$382,355,978.59	$331,000,000.00	$586,010,000.00	€300,000,000.00	€760,000,000.00	$91,051,000.00

E	Note Principal Shortfall		$—	$—	$—	$—	€—	€—	$—
F	Interest Shortfall		$—	$—	$—	$—	€—	€—	$—
G	Interest Carryover		$—	$—	$—	$—	€—	€—	$—

H	Reserve Account Balance		$6,611,902.69
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-5 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-5 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-P)		$140,966,385.86	$140,966,385.86

B	Primary Servicing Fees-Current Month		$1,076,003.65	$139,890,382.21

C	Administration Fee		$25,000.00	$139,865,382.21

D	Aggregate Quarterly Funding Amount		$0.00	$139,865,382.21

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$139,865,382.21
	ii	Class A-2	$3,595,845.56	$136,269,536.65
	iii	Class A-3	$3,163,624.44	$133,105,912.21
	iv	Class A-4	$5,690,808.22	$127,415,103.99
	v	Class A-5 USD payment to the swap counterparty	$3,504,008.28	$123,911,095.71
	vi	Class A-6 USD payment to the swap counterparty	$9,132,798.63	$114,778,297.08
	vii	Swap Termination Payments	$0.00	$114,778,297.08

		Total	$25,087,085.13

F	Class B Noteholders’ Interest Distribution Amount		$960,992.72	$113,817,304.36

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$0.00	$113,817,304.36
	ii	Class A-2	$69,906,240.85	$43,911,063.51
	iii	Class A-3	$0.00	$43,911,063.51
	iv	Class A-4	$0.00	$43,911,063.51
	v	Class A-5 USD payment to the Accumulation Account*	$0.00	$43,911,063.51
	vi	Class A-6 USD payment to the swap counterparty	$0.00	$43,911,063.51

		Total	$69,906,240.85

H	Supplemental Interest Account Deposit		$0.00	$43,911,063.51

I	Investment Reserve Account Required Amount		$0.00	$43,911,063.51

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$43,911,063.51

K	Increase to the Specified Reserve Account Balance		$0.00	$43,911,063.51

L	Investment Premium Purchase Account Deposit		$0.00	$43,911,063.51

M	Carryover Servicing Fees		$0.00	$43,911,063.51

N	Remaining Swap Termination Fees		$0.00	$43,911,063.51

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$43,911,063.51

	Excess to Excess Distribution Certificate Holder		$43,911,063.51	$0.00

*	Principal amounts allocable to the A-5 Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-5 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$6,611,902.69
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$6,611,902.69
	iv	Required Reserve Account Balance	$6,437,572.91
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$174,329.78
	vii	End of Period Account Balance	$6,437,572.91

B	Pre-Funding Account
	i	Beginning of Period Account Balance	$—
	ii	Amount Paid, New Loan Purchases	$—
	iii	Funds Released to Collection Account	$—
	iv	End of Period Account Balance	$—

C	Capitalized Interest Account
	i	Beginning of Period Account Balance	$35,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$35,000,000.00
	iii	End of Period Account Balance	$—

D	Remarketing Fee Account		Class A-5	Class A-6	Account Total

	i	Next Reset Date	04/27/2009	01/26/2015
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

E	Accumulation Accounts
	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—

	iv	Ending Accumulation Account Balance	$—

F	Supplemental Interest Account
	i	Three Month Libor Determined (Interpolation for initial period)	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a

	iv	Supplemental Interest Account Beginning Balance	$—
	v	Funds Released into Collection Account	$—
	vi	Number of Days Through Next Reset Date	1373
	vii	Supplemental Interest Account Deposit Amount	n/a

G	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$—
	ii	Required Quarterly Deposit	$—
	iii	Carryover amounts from previous periods	$—
	iv	Eligible Investments Purchase Premium Paid	$—
	v	Funds Released into Collection Account	$—

	vi	End of Period Account Balance	$—

H	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-5 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$0.00	$3,595,845.56	$3,163,624.44	$5,690,808.22	€1,688,966.67	€4,453,515.56	$960,992.72
	ii	Quarterly Interest Paid	0.00	3,595,845.56	3,163,624.44	5,690,808.22	1,688,966.67	4,453,515.56	960,992.72

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Quarterly Principal Due	$0.00	$69,906,240.85	$0.00	$0.00	€—	€—	$0.00
	viii	Quarterly Principal Paid	0.00	69,906,240.85	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	x	Total Distribution Amount	$0.00	$73,502,086.41	$3,163,624.44	$5,690,808.22	€1,688,966.67	€4,453,515.56	$960,992.72

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 09/30/2005	$2,686,372,978.59
	ii	Adjusted Pool Balance 09/30/2005	2,616,466,737.74

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)	$69,906,240.85

	iv	Adjusted Pool Balance 6/30/05	$2,686,372,978.59
	v	Adjusted Pool Balance 9/30/05	2,616,466,737.74

	vi	Current Principal Due (iv-v)	$69,906,240.85
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi+vii)	$69,906,240.85

	ix	Principal Distribution Amount Paid	$69,906,240.85

	x	Principal Shortfall (viii-ix)	$—

C		Total Principal Distribution	$69,906,240.85
D		Total Interest Distribution	19,553,753.16

E		Total Cash Distributions	$89,459,994.01

F	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GLS3	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GLT1	$382,355,978.59	0	$312,449,737.74
		A-2 Note Pool Factor		0.855382502	0.156389801	0.698992702

	iii	A-3 Note Balance	78442GLU8	$331,000,000.00		$331,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GLV6	$586,010,000.00		$586,010,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	XS0194142997	€300,000,000.00		€300,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	XS0194143532	€760,000,000.00		€760,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	B Note Balance	78442GLW4	$91,051,000.00		$91,051,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-5 Historical Pool Information

						2004
			7/1/05-9/30/05	4/1/05-6/30/05	1/1/05-3/31/05	06/10/04-12/31/04

Beginning Student Loan Portfolio Balance			$2,637,718,272.00	$2,728,000,592.60	$2,829,215,712.16	$2,426,051,720.02

	Student Loan Principal Activity
	i	Regular Principal Collections	$72,596,083.61	$91,726,542.31	$103,303,085.13	$106,380,128.39
	ii	Principal Collections from Guarantor	8,981,379.97	10,674,910.14	8,653,105.56	5,763,564.98
	iii	Principal Reimbursements	(161.86)	203,974.28	2,155,190.59	40,613,460.57
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$81,577,301.72	$102,605,426.73	$114,111,381.28	$152,757,153.94
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(8,469.88)	$748.34	$(311.88)	$(4,434.64)
	ii	Capitalized Interest	(11,906,900.20)	(12,323,854.47)	(12,895,949.84)	(28,731,479.24)

	iii	Total Non-Cash Principal Activity	$(11,915,370.08)	$(12,323,106.13)	$(12,896,261.72)	$(28,735,913.88)
	Student Loan Purchase		$—	$—	$—	$(527,185,232.20)

(-)	Total Student Loan Principal Activity		$69,661,931.64	$90,282,320.60	$101,215,119.56	$(403,163,992.14)

	Student Loan Interest Activity
	i	Regular Interest Collections	$19,373,722.01	$20,124,561.60	$21,277,212.57	$47,835,209.22
	ii	Interest Claims Received from Guarantors	578,336.01	683,705.84	596,078.77	199,247.20
	iii	Collection Fees/Returned Items	12,370.58	12,801.53	12,897.58	11,490.80
	iv	Late Fee Reimbursements	331,301.65	309,314.23	353,475.81	683,672.47
	v	Interest Reimbursements	13,198.47	34,422.79	25,952.82	203,322.37
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	9,485,528.50	7,998,092.04	4,905,513.62	2,687,773.41
	viii	Subsidy Payments	1,591,192.40	1,650,406.79	1,701,473.92	1,810,679.30

	ix	Total Interest Collections	$31,385,649.62	$30,813,304.82	$28,872,605.09	$53,431,394.77

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,765.30)	$(331.67)	$734.81	$(1,172,661.80)
	ii	Capitalized Interest	11,906,900.20	12,323,854.47	12,895,949.84	28,731,479.24

	iii	Total Non-Cash Interest Adjustments	$11,905,134.90	$12,323,522.80	$12,896,684.65	$27,558,817.44

	Total Student Loan Interest Activity		$43,290,784.52	$43,136,827.62	$41,769,289.74	$80,990,212.21

(=)	Ending Student Loan Portfolio Balance		$2,568,056,340.36	$2,637,718,272.00	$2,728,000,592.60	$2,829,215,712.16
(+)	Interest to be Capitalized		$6,972,824.47	$7,042,803.90	$7,466,688.29	$7,386,206.64

(=)	TOTAL POOL		$2,575,029,164.83	$2,644,761,075.90	$2,735,467,280.89	$2,836,601,918.80

(+)	Reserve Account Balance		$6,437,572.91	$6,611,902.69	$6,838,668.20	$7,091,504.80
(+)	Capitalized Interest Account Balance		$35,000,000.00	$35,000,000.00	$35,000,000.00	$35,000,000.00

(=)	Total Adjusted Pool		$2,616,466,737.74	$2,686,372,978.59	$2,777,305,949.09	$2,878,693,423.60

XIII. 2004-5 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-05	$2,836,601,919	5.86%

Apr-05	$2,735,467,281	9.30%

Jul-05	$2,644,761,076	9.96%

Oct-05	$2,575,029,165	9.58%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the pool balance as of 9/30/04